SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 24, 2004

                                   ----------


                          VISHAY INTERTECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)





           Delaware                      1-7416                  38-1686453
 (State or other jurisdiction of  (Commission file number)    (I.R.S. employer
 incorporation or organization)                              identification no.)




            63 Lincoln Highway
            Malvern, Pennsylvania                              19355-2120
  (Address of principal executive offices)                     (Zip code)


       Registrant's telephone number, including area code: (610) 644-1300





         (Former name or former address, if changed since last report.)

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Item 5.  Other Events and Regulation FD Disclosure

      On May 24, 2004, Vishay Intertechnology, Inc. entered into a Consent and First Amendment to Vishay Intertechnology, Inc. Second Amended and Restated Long Term Revolving Credit Agreement, effective as of May 14, 2004, a copy of which is filed as an exhibit.

      The amendment provides for lender consent to the corporate restructuring of certain subsidiaries of Vishay, permits subsidiary guarantees of certain equipment leases and revises and clarifies the conditions under which Vishay and its subsidiaries may extend loans to one another. In addition, in connection with the execution of the amendment, certain additional Vishay subsidiaries, which have become "significant subsidiaries" as that term is defined under the credit agreement, have become parties to various security and guaranty documents.

      Previously, on May 5, 2004, Vishay delivered to the holders of its Liquid Yield OptionTM Notes due 2021 (Zero Coupon-Subordinated) (LYONs) a company notice/prospectus describing the option of the holders to require Vishay to repurchase the LYONs at a purchase price of $602.77 per $1,000 principal amount at maturity of the LYONs on the purchase date of June 4, 2004. As permitted by the indenture governing the LYONs, Vishay has elected to pay the purchase price in shares of its common stock. However, if certain conditions are not satisfied, Vishay would be required to pay the purchase price in cash. The amendment to the credit agreement, together with the addition of the new significant subsidiaries as parties to the security and guaranty documents, removes any impediment to Vishay's borrowing under the credit agreement in order to fund the purchase of the LYONs, in the event Vishay is required to make payment in cash.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits

Exhibit No.       Description
-----------       -----------

10.1               Consent and First Amendment to Vishay Intertechnology, Inc.
                   Second Amended and Restated Long Term Revolving Credit Agreement, dated as of May 14, 2004.


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                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, Vishay Intertechnology, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 25, 2004


                                    VISHAY INTERTECHNOLOGY, INC.


                                    By: /s/  Richard N. Grubb
                                       ------------------------------------
                                       Name:  Richard N. Grubb
                                       Title: Executive Vice President
                                              and Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

10.1              Consent and First Amendment to Vishay Intertechnology, Inc.
                  Second Amended and Restated Long Term Revolving Credit Agreement, dated as of May 14, 2004.